EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                        MAINSOURCE FINANCIAL GROUP, INC.


                                    ARTICLE I
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                                      Name

           The Corporation's name is MainSource Financial Group, Inc.

                                   ARTICLE II
                                   ----------

                                Authorized Shares
                                -----------------

     The total number of shares that the Corporation shall have the authority to issue is 25,400,000 shares, which shall be divided into the following classes:

     25,000,000 Common Shares; and

     400,000 Preferred Shares.

     The designations, voting powers and relative rights and preferences of the shares shall be as follows:

A.   Common Shares
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     1. Rank. The Common Shares are subject to all the preferences, limitations and relative rights of Preferred Shares designated in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section B of this Article II (the "Designated Preferred Shares").

     2. Voting. Holders of Common Shares are entitled to one (1) vote for each Common Share held with respect to all matters properly submitted for the vote of holders of Common Shares.

     3. Dividends and Other Distributions. Except for and subject to the preferences, limitations and relative rights of any Designated Preferred Shares, the holders of Common Shares shall have exclusively all other rights of shareholders, including without limitation (i) the right to receive dividends, when, as and if declared by the Board of Directors out of funds legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably all of the assets and funds of the Corporation remaining after payment to the creditors of the Corporation. .

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B.   Preferred Shares.
     ----------------

     1. Issuance by Board Resolutions; Series. The Board of Directors of the Corporation shall have authority by resolution to issue from time to time Preferred Shares in one or more series. Each series shall be distinctly designated by number, letter or title. All shares of any one series of Preferred Shares shall be alike in every particular. The powers, preferences and voting, relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     2. Preferences and Rights. Subject to the provisions of subparagraph 3 of this Paragraph B of Article II, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Shares, the designation, powers, preferences and voting, relative participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

     (a) The distinctive designation of, and the number of Preferred Shares that shall constitute, the series, which number from time to time may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors.

     (b) The rate and time at which, and the terms and conditions upon which, dividends on the shares of the series shall be paid, whether the dividends shall be cumulative or non-cumulative, and if cumulative, from what date or dates, and the preferences or relation, if any, of such dividends to the dividends payable on any shares of any other series or class of shares of the Corporation;

     (c) Whether shares of the series shall be subject to redemption, and if so subject, whether they shall be subject to redemption (i) at the option of the Corporation, the shareholder, another person and/or upon the occurrence of a designated event, (ii) for cash, indebtedness, securities (including, without limitation, Common Shares) or other property, or any combination thereof, and
(iii) for a designated amount or for an amount determined in accordance with a designated formula or by reference to extrinsic data or events; and, as to any shares of a series subject to redemption, such other terms and conditions on which the shares of the series may be redeemed;

     (d) Whether the holders of the shares of the series shall be entitled to the benefit of a sinking fund or redemption or purchase account to be applied to the purchase or redemption of the shares of the series and, if so entitled, the amount of such fund and the terms and conditions relative to the operation thereof;

     (e) Whether the shares of the series shall be convertible into, or exchangeable for, any Common Shares or other Preferred Shares of the Corporation or any other securities and, of so convertible or exchangeable, whether the conversion or exchange (i) is at the option of the

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Corporation, the shareholder, another person and/or upon the occurrence of a designated event, (ii) shall be for cash, indebtedness, securities (including, without limitation, Common Shares) or other property, or any combination thereof, and (iii) shall be for a designated amount or at a designated ratio, or for an amount or at a ratio determined in accordance with a designated formula or by reference to extrinsic data or events; and, as to any shares of a series so convertible or exchangeable, such other terms and conditions on which the shares of the series may be converted or exchanged;

     (f) The rights, if any, of the holders of the shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation.

     (g) Whether the shares of the series shall have priority over or parity with or be junior to the shares of any other class or series, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series, or (iii) the payment of dividends on, the making of other distributions with respect to, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of any such series as to dividends or other distributions, and the terms of any such restrictions, or any other restrictions with respect to shares of any class or series on parity with or ranking junior to the shares of such series in any respect;

     (h) Whether and in what circumstances shares of a series shall have voting rights, which voting rights, if any, may be general, special, conditional or limited (and, in the case of special, conditional or limited voting rights, may confer upon holders of such series in certain circumstances the exclusive right to elect a majority of the members of the Board of Directors); and, as to any shares of a series having voting rights, the number of votes each holder shall be entitled to cast per each share of the series and whether holders of the series are entitled to vote separately or together with the holders of one or more other series of Preferred Shares on all or some matters as a separate voting group; and

     (i) Any other powers, preferences, privileges and relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent now and hereafter permitted by law.

     3. Issuance of Preferred Shares. Subject to the following provisions of this subparagraph 3, shares of any series of Preferred Shares may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. The relative powers, preferences and rights of each series of Preferred Shares in relation to the powers, preferences and rights of each other series of Preferred Shares shall be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Paragraph B of
Article II. Except as otherwise provided by law, the consent by class or series vote or otherwise of the holders of such of the series of the Preferred Shares as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Shares, whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them;

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provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Shares that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Shares.

                                   ARTICLE III
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                               Board of Directors
                               ------------------

     The affairs of the Corporation shall be managed and conducted by a Board of Directors. The number of directors shall be determined in the manner prescribed from time to time by the bylaws of the Corporation.

                                   ARTICLE IV
                                   ----------

                          Indemnification and Insurance
                          -----------------------------

     A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other entity, including service with respect to any employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Indiana Business Corporation Law ("IBCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that nothing in this Paragraph A or elsewhere in this Article IV shall obligate the Corporation to indemnify or hold harmless any such director or officer with respect to or in connection with any proceeding in which there is asserted any claim, counterclaim or crossclaim directly by the Corporation against any such director or officer, or any proceeding in which there is asserted any claim, counterclaim or crossclaim directly or indirectly (including any claim made by or in the right of the Corporation) by any such director or officer against the Corporation and/or any of its directors, officers, employees or agents. The right to indemnification conferred in this paragraph A of Article IV shall be a contract right and shall include the right to require the Corporation to pay for or reimburse any such director or officer the reasonable expenses incurred in advance of the final disposition of the proceeding; provided, however, that the Corporation shall have no

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obligation to pay for or reimburse such expenses unless the director or officer seeking such payment or reimbursement furnishes the Corporation a written affirmation of such person's good faith belief that such person has met the requisite standard of conduct for indemnification provided in the IBCL and furnishes the Corporation a written undertaking, executed personally or on such person's behalf, to repay the advance if it is ultimately determined that such person is not entitled to be indemnified under this Paragraph A of Article IV or otherwise; and provided further, however, that nothing in this Paragraph A or elsewhere in this Article IV shall obligate the Corporation to pay for or reimburse the expenses incurred by any such director or officer that relate in any way to a proceeding in which there is asserted any claim, counterclaim or crossclaim directly by the Corporation against any such director or officer or any proceeding in which there is asserted any claim, counterclaim or crossclaim directly or indirectly (including any claim made by or in the right of the Corporation) by any such director or officer against the Corporation and/or any of its directors, officers, employees or agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     B. Right of Claimant to Bring Suit. If a claim under paragraph A of this
Article IV is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required written affirmation of good faith belief and undertaking has been tendered to the Corporation and the proceeding for which such expenses have been incurred is not a proceeding to which the "provided further, however" underlined proviso in Paragraph A, a prohibition against an advancement for such expenses, is applicable) that the claimant has not met the standard of conduct that makes it permissible under the IBCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the IBCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     C. Non-Exclusivity of Rights. The right to indemnification and the payment or reimbursement of expenses incurred in a proceeding in advance of its final disposition conferred in this Article IV shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, bylaw, contract or other agreement, vote of shareholders or disinterested directors, or otherwise.

     D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any --------- director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan) against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the IBCL.

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